UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

____________________

ANIKA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21326	04-3145961
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

32 Wiggins Avenue, Bedford, MA01730

(Address of principal executive offices)(Zip Code)

(781) 457-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, the board of directors, upon the recommendation of its compensation committee, adopted and approved, subject to stockholder approval, the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan, or the 2017 Plan. Stockholders approved the 2017 Plan at our Annual Meeting of Stockholders held on June 13, 2017, as described under Item 5.07 below. The 2017 Plan replaces our Second Amended and Restated 2003 Stock Option and Incentive Plan, as amended, or the 2003 Plan, and grants will no longer be made under the 2003 Plan. Each award that remains outstanding under the 2003 Plan will continue to be outstanding, and will otherwise be governed by, the 2003 Plan and the applicable award agreement.

The terms of the 2017 Plan provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance awards that may be settled in cash, stock, or other property. Subject to adjustment for specified types of changes in our capitalization, no more than 1,200,000 shares of common stock may be issued under the 2017 Plan.

A more complete description of the material terms and conditions of the 2017 Plan is set forth in our definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2017 and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the 2017 Plan and the forms of incentive stock option grant notice, nonqualified stock option grant notice, restricted stock award grant notice and restricted stock unit grant notice under the 2017 Plan, which are filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2017 Annual Meeting of Stockholders on June 13, 2017. The board of directors solicited proxies pursuant to a proxy statement that we filed on April 28, 2017 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the board’s solicitation. At the meeting, holders of common stock were asked to consider and vote upon:

1.	election of two Class III directors, each to serve until the 2020 Annual Meeting of Stockholders and until their successor is duly elected and qualified;

2.	approval of the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan;

3.	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

4.	approval, on an advisory basis, of the compensation paid to our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the proxy statement; and

5.	approval, on an advisory basis, of the frequency of future advisory votes on compensation of our Named Executive Officers.

A total of 13,176,952 shares of common stock were present in person or by proxy at the meeting, representing 89.9% of the voting power entitled to vote at the meeting. Each share of common stock was entitled to one vote with respect to each matter submitted to a vote at the meeting, and the voting results reported below are final.

PROPOSAL 1

Stockholders voted as follows with respect to election of each of the nominees for director identified in the proxy statement:

Nominee	For	Withheld	Broker Non-Votes
Dr. Charles H. Sherwood	10,420,680	687,077	2,069,195
Mr. Steven E. Wheeler	9,335,128	1,772,629	2,069,195

As a result of this vote, each of Dr. Sherwood and Mr. Wheeler was elected as a Class III director to serve until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

PROPOSAL 2

Stockholders voted as follows with respect to approval of the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan:

For	Against	Abstained	Broker Non-Votes
10,360,842	722,936	23,979	2,069,195

PROPOSAL 3

Stockholders voted as follows with respect to ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017:

For	Against	Abstained	Broker Non-Votes
13,125,932	19,166	31,854	─

PROPOSAL 4

Stockholders voted, on an advisory basis, as follows with respect to compensation paid to our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement of the Meeting:

For	Against	Abstained	Broker Non-Votes
6,432,102	4,647,013	28,642	2,069,195

PROPOSAL 5

Stockholders voted, on an advisory basis, as follows with respect to the frequency of future advisory votes on compensation for our Named Executive Officers:

1 Year	2 Years	3 Years	4 Years	Broker Non-Votes
9,943,576	19,176	1,136,356	8,649	2,069,195

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan
99.2	Form of Notice of Grant of Incentive Stock Option, including Terms and Conditions of Stock Option, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan
99.3	Form of Notice of Grant of Nonqualified Stock Option, including Terms and Conditions of Stock Option, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan
99.4	Form of Notice of Grant of Restricted Stock Award, including Terms and Conditions of Restricted Stock Award, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan
99.5	Form of Notice of Grant of Restricted Stock Units, including Terms and Conditions of Restricted Stock Units, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: June 19, 2017	By:	/s/ Sylvia Cheung
Chief Financial Officer